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                        MILLENNIUM AMERICA HOLDINGS INC.

           LONG TERM INCENTIVE PLAN AND EXECUTIVE LONG TERM INCENTIVE
                              PLAN TRUST AGREEMENT



           TRUST UNDER: MILLENNIUM CHEMICALS INC. LONG TERM INCENTIVE
                        PLAN AND EXECUTIVE LONG TERM INCENTIVE PLAN



          This Agreement made this first day of January, 1999 by and between Millennium America Holdings Inc. (the "Company") and George H. Hempstead, III (the "Trustee");

          WHEREAS, Company has adopted the Millennium Chemicals Inc. Long Term Incentive Plan and the Millennium Chemicals Inc. Executive Long Term Incentive Plan (individually and collectively, the "Plan");

          WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to individuals participating in such Plan;

          WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for certain key employees of the Company and certain of its subsidiaries, and such Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plan while still maintaining the ability to use the Trust assets for general corporate needs;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust

(a) The Company hereby deposits with the Trustee in trust such cash and/or marketable securities, if any, listed in Appendix A, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.








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(b) The Trust hereby established shall be revocable by the Company; provided, however, that the Trust shall become irrevocable upon a Change in Control (as defined in Section 12(f) below).

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

(d) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property (including shares of common stock ($.01 par value) of the Company ("Shares")) in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except to the extent provided in Section 1(f) below, neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(e) Trustee shall not be obligated to receive such cash/or property unless prior thereto Trustee has agreed that such cash and/or property is acceptable to Trustee and Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as Trustee may require. Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to the Trustee, (b) compute any amount to be deposited under the Plan to the Trustee, or (c) determine whether amounts received by Trustee comply with the Plan. Assets of the Trust may, in Trustee's discretion, be held in an account with an affiliate of Trustee.

(f) Upon a Change in Control, as defined in Section 12(f) below, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant (or beneficiary) the benefits to which Plan participants (or their beneficiaries) who have Awards under the Plan would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

Section 2. Payments to Plan Participants and Their Beneficiaries.

(a) With respect to each Plan participant, the Company shall direct the Trustee as to the form and amount to be paid (as provided for or available under the Plan) to the participant (and his or her beneficiaries) and the time of commencement for payment of such amounts. The Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld by the Trustee to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company, it being understood among the parties hereto that (1) the Company shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld and (2) the Company shall be obligated to receive such withheld taxes from the Trustee and properly pay and report such amounts to the appropriate taxing authorities.


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(b) The entitlement of Plan participants or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedure set out in the Plan.

(c) The Company may make payment of benefits directly to the Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payments of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

(d) The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the Trust assets.

Section 3. Payment to the Company.

Upon a Change in Control, in accordance with Section 1(b) hereof, the Company shall have no rights or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 4. Investment Authority.

(a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Trustee. The Trustee, however, acknowledges the desire of the Company that the Trust corpus be invested primarily (if not exclusively) in Shares and the Company and acknowledges that any diversification of investments that otherwise might be required of a trustee under applicable state law is hereby waived.

(b) The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(c) With the express, written consent of the Company, the Trustee may appoint one or more investment advisors who are registered as investment advisers under the Investment Advisers Act of 1940 to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

(d) The Trustee, or the Trustee's designee, is authorized and empowered:


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     (1)  To invest and reinvest Trust assets, together with income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other mutual funds, guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

     (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution;

     (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

     (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payments of expenses, or the distribution of benefits;

     (5) To take such action as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

     (6) To settle, compromise, or abandon all claims and demands in favor or against the Trust;

     (7) Except as otherwise provided herein, to exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state of New Jersey as set forth above, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

     (8) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust asset as security; and

     (9) To maintain accounts at, execute transactions through, and lend on an adequately secure basis stocks, bonds, or other securities to any brokerage or other firm.


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Section 5. Additional Powers of the Trustee.

To the extent necessary or which it deems appropriate to implement its powers under Section 4 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

(a) To register securities, or any other property, in its name with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

(b) To designate and engage the service of, and to delegate powers and responsibilities to, such agents, representatives, advisors, counsel and accountants as the Trustee considers necessary or appropriate, and as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

(c) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

(d) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

Section 6. Disposition of Income.

During the term of this Trust, all income received by the Trust, net expenses and taxes, shall be accumulated and reinvested principally in Shares unless otherwise instructed by the Trustee.

Section 7. Responsibility and Indemnity of the Trustee.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that to the extent the Trust corpus is invested in Shares, the Trustee need not satisfy any diversification of investments requirement at law or in equity; and, further provided, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by the Company. The Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Company hereby indemnifies the Trustee against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by the Trustee as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the


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Company, or by reason of the Trustee's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, the Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust without direction from the Company.

(c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d) The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) However, notwithstanding the provisions of Section 9(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g) Notwithstanding any powers to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 8. Compensation and Expenses of Trustee.

The Company shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust.

Section 9. Resignation and Removal of Trustee.

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b) The Trustee may be removed by the Company immediately upon notice provided that the Company has appointed a successor trustee effective immediately following the


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removal of the Trustee. If no such successor trustee has been appointed, the
Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

(c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date or resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(e) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

Section 10. Appointment of Successor.

(a) If the Trustee resigns or is removed in accordance with Section 9(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 6 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 11. Amendment or Termination.

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable upon or after a Change in Control once the Trust is irrevocable in accordance with
Section 1(b) hereof.


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(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

Section 12. Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey.

(d) The provisions of Sections 2(d), and 7(b) of this Agreement shall survive termination of this Agreement.

(e) The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other document shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

(f) For purposes of this Trust, "Change in Control" means the first of any of the following to occur with respect to Millennium Chemicals Inc. ("Millennium"):

          (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, or amended (the "1934 Act") (other than Millennium, any trustee or other fiduciary holding securities under any employee benefit Plan of Millennium or any company owned, directly or indirectly, by the stockholders of Millennium in substantially the same proportions as their ownership of Common Stock of Millennium), becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Millennium representing twenty-five percent (25%) or more of the combined voting power of Millennium's then outstanding securities;


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          (2)  during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of Millennium, and any new director (other than a director designated by a person who has entered into an agreement with Millennium to effect a transaction described in clause (1), (3), or (4) of this Section 12 (f) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of Millennium) whose election by the Board of Directors or nomination for election by Millennium's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (3) the merger or consolidation of Millennium with any other corporation, other than a merger or consolidation which would result in the voting securities of Millennium outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Millennium or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Millennium (or similar transaction) in which no person (other than those covered by the exceptions in clause (1) above) acquires more than twenty-five percent (25%) of the combined voting power of Millennium's then outstanding securities shall not constitute a Change in Control; or

          (4) the stockholders of Millennium approve a Plan of complete liquidation of Millennium or the closing of the sale or disposition by Millennium of all or substantially all of Millennium's assets other than the sale or disposition of all or substantially all of the assets of Millennium to one or more Subsidiaries (as defined below) of Millennium or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Millennium at the time of the sale or disposition. "Subsidiary" has the meaning set forth in
               Section 424(f) of the Code, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if Millennium owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP


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               ("Equistar") and the contribution of assets by Millennium
               Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.









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                                   Appendix A

None.




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